BY-LAWS OF
                                               IDS CERTIFICATE COMPANY


                                                      ARTICLE I

                                                       OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of Newcastle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the Corporation may require.


                                                     ARTICLE II

                                               STOCKHOLDERS' MEETINGS

         Section 1. Meetings of the stockholders shall be held in the City of Minneapolis, Minnesota, or at such other place, within or without the State of Delaware, as may be designated by the board of directors, and at such time as may be designated in the call and notice thereof.

         Section 2. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held within thirteen months subsequent to the last annual stockholder meeting.

         Section 3. In the event the stockholders shall fail to hold an annual meeting at the time specified therefor in Section 2 of this Article, or the directors are not elected thereat, directors may be elected at a special meeting held for that purpose upon call and notice as hereinafter provided for a special meeting of stockholders.

         Section 4. Special meetings of stockholders may be called for any purpose or purposes at any time by the chairman of the board of directors, the president, the secretary, the board of directors, and two or more members of the board of directors, or in the manner hereinafter provided by one or more stockholders holding not less than one-tenth of the issued and outstanding shares of stock. Upon request, in writing, by registered mail or delivered in person to the president, and vice-president, or secretary, by any person or persons entitled to call a meeting of stockholders, such officer shall forthwith cause notice to be given to the stockholders of a special meeting of stockholders to be held at such time as such officer shall fix, not less than ten nor more than sixty days after the receipt of such request. Any such request shall state the purpose or purposes of the proposed meeting.

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         Section 5. Written notice of each meeting of stockholders,  stating the time and place, and in case of a special meeting the purpose thereof, shall be served upon or mailed to each stockholder of record at such address as appears on the stock register of the Corporation, at least ten days before such meeting.

         Section 6. Notice of the time, place and purpose of any meeting of stockholders, whether required by statute, by the articles of incorporation or by these by-laws, may be waived in writing by any stockholder. Such waiver may be given before or after the meeting, and shall be filed with the secretary or entered upon the records of the meeting.

         Section 7. Any action which, by statute or by the articles of incorporation, may be taken at a meeting of stockholders, may be taken without a meeting if a consent in writing shall be signed by all of the holders of stock who would be entitled to a notice of a meeting for such purpose.

         Section 8. Business transacted at all special meetings shall be confined to the objects stated in the call.

         Section 9. The presence, at any meeting of stockholders, in person or by proxy of the holders of a majority of the shares of stock issued and outstanding shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be present at any meeting of stockholders, the stockholders present in person or by proxy, shall have power to adjourn the meeting from time to time, until a quorum shall be present. If any meeting of stockholders be adjourned to another time or place, whether for lack of quorum or otherwise, no notice as to such adjourned meeting need be given other than by an announcement, giving the time and place thereof, at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until final adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 10. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock, present in person or by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation or of these by-laws, a different vote is required, in which case, such express provision shall govern and control the decision of such question.

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         Section 11. At each meeting of the  stockholders,  every stockholder of record at the date fixed by the board of directors as the record date for the determination of the persons entitled to vote at a meeting of stockholders, or, if no date has been fixed, then at the date of the meeting, shall be entitled at such meeting to one vote for each share of stock standing in his name on the books of the Corporation. A stockholder may cast his vote or votes in person or by proxy. The appointment of a proxy shall be in writing filed with the secretary at or before the meeting.

                                                    ARTICLE III

                                                 BOARD OF DIRECTORS

         Section 1. The number of directors which shall constitute the whole board shall not be less than five nor more than fifteen, as the holders of the shares of stock issued and outstanding may from time to time determine. Directors shall be elected at the annual meeting of the stockholders of the Corporation, except that if the number of directors is increased at any time other than at an annual meeting of stockholders, an additional director or directors to fill the places on the board created by any such increase may be elected at a special meeting of stockholders called for that purpose. Each director shall be elected to serve until the next annual meeting of the stockholders and until his successor shall be elected and shall qualify.

         Section 2. Vacancies in the board of directors shall be filled by the remaining members of the board, though less than a quorum, and each person so elected shall be a director until his successor is elected by the stockholders who may make such election at their next annual meeting or at any special meeting called for that purpose.

         Section 3. The board of directors shall have the general management, control and supervision of all business and affairs of the Corporation, and may do all such lawful acts and things as are not by statute or by the articles of incorporation or by the by-laws directed or required to be exercised or done by the stockholders.

         Section 4. The compensation of directors, officers, employees and agents of the Corporation shall be fixed by the board of directors, or by such person or persons as may be designated by the board.

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                                                     ARTICLE IV

                                                 EXECUTIVE COMMITTEE

         Section 1. The board of directors may, by resolution passed by a majority of the whole board, designate one or more of their number to constitute an executive committee, which, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such executive committee shall act only in the interval between meetings of the board and shall be subject at all times to the control and direction of the board. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


                                                  ARTICLE V

                               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
                                               DESIGNATED BY THE BOARD

         Section  1.  The  annual  meeting  of the  board  of  directors  of the
Corporation shall be held in the City of Minneapolis, Minnesota, as soon as practicable after the final adjournment of the annual meeting of the stockholders in each year, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting provided a quorum shall be present; except, however, that such meeting may be held at such other place, whether in such state or elsewhere, as a majority of the board of directors may have previously determined.

         Section 2. Regular meetings of the board of directors may be held without notice at such time and place either within or without the State of Minnesota as a majority of the board of directors may from time to time determine.

         Section 3. Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Any director may, in writing, either before or after the meeting, waive notice of the time and place thereof; and without notice, any director by his presence at the meeting shall be deemed to have waived notice.

         Section 4. At all meetings of the board of directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business; and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. No notice of an adjourned meeting, whether for lack of quorum or otherwise, need be given other than by an announcement, giving the time and place thereof, at the meeting at which the adjournment is taken.

         Section 5. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 6. Members of the board of directors, or of any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

         Section 7. The board of directors may, by resolution passed by a majority of the whole board, designate one or more of their number to constitute a dividend committee, which committee shall have and may exercise all the authority of the board of directors with respect to declaring dividends and authorizing return of capital of the Corporation to the holder of the Corporation's common stock. The dividend committee shall keep regular minutes of its proceedings and report the same to the board when required.


                                                     ARTICLE VI

                                                       NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to a director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as appears on the records of the Corporation, with postage thereon pre-paid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a Waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any director by his presence at the meeting shall be deemed to have waived notice.

                                                     ARTICLE VII

                                                      OFFICERS

         Section 1. The officers of the Corporation shall be a chairman of the board of directors, a president, one or more vice presidents (the number thereof to be determined by the board of directors), a treasurer, a secretary and such assistant treasurers, assistant secretaries, and such other officers and agents as the board of directors may deem necessary. All officers of the Corporation shall exercise such powers and perform such duties as shall be set forth in these by-laws and as shall be determined from time to time by the board of directors or by the president. Any two of the offices, except those of the president and vice president, treasurer and assistant treasurer, and secretary and assistant secretary, may be held by the same person.

         Section 2. The board of directors, at its annual meeting, shall elect a chairman of the board of directors from its own number and a president. The president, or his designee, may appoint any officer of the Corporation below the rank of president. None of the officers need be a director.

         Section 3. The officers of the Corporation shall, except in the event of death, resignation, or removal by the board of directors, hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors with or without cause; such removal, however, shall be without prejudice to the contract rights of the persons so removed. When a vacancy for any reason occurs among the officers, the board of directors shall have the power to appoint a successor to fill such vacancy for the unexpired term.

         Section 4. The chairman of the board of directors shall preside at all meetings of stockholders and directors, if present, and shall make reports to the stockholders and the board of directors from time to time as may be required of him, and shall have such other powers and perform such other duties as are incident to his office or as may be assigned to him from time to time by the board of directors.

         Section 5. The president shall be the chief executive of the Corporation; he shall have general and active management of the business of the Corporation; shall make reports to the board of directors and stockholders; shall see that all orders and resolutions of the board of directors are carried into effect; and shall have such other powers and perform such other duties as are incident to his office or as may be assigned to him from time to time by the board of directors.

         Section 6. Each vice president shall have such powers and shall perform such duties as are incident to his office or as may be properly required of him by the board of directors or the president.

         Section 7. The secretary shall attend all meetings of the board of directors and of the stockholders and record their proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required. In case the secretary shall be absent from any meeting, the chairman of the meeting may appoint a temporary secretary to act at such meeting. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors. He shall have the custody of the stock register, minute books and the seal of the Corporation, and shall make such reports and perform such other duties as are incident to his office or are properly required of him by the board of directors or the president.

         Section 8. The assistant secretary or assistant secretaries shall perform the duties of the secretary in case of his absence or incapacity, and shall perform such other duties as are properly required by the board of directors, the president or the secretary.

         Section 9. The treasurer shall have the custody of all the funds and securities of the Corporation, and shall deposit all monies and valuables in the name of and to the credit of the Corporation in such banks or depositories as the board of directors may designate, and shall keep regular books of account, and shall have custody of the books and records incident to his office and such as the board of directors may direct, and he shall have such other powers and shall perform such other duties as are incident to his office or which are properly required of him by the board of directors or the president.

         Section 10. The assistant treasurer or assistant treasurers shall perform the duties of the treasurer in case of his absence or incapacity, and shall perform such other duties as are properly required by the board of directors, the president or the treasurer.


                                                    ARTICLE VIII

                                              CLOSING OF TRANSFER BOOK
                                              AND FIXING OF RECORD DATE

         Section 1. The board of directors may fix a time, not more than sixty or less than ten days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, and in such case only stockholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The board of directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

         Section 2. The board of directors may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or, subject to contract rights with respect thereto, the date when any change or conversion or exchange of shares shall be made or go into effect, as a payment of any such dividend, distribution or allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of shares, and in such case only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend, distribution or allotment of rights or to exercise such rights of change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The board of directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.


                                                     ARTICLE IX

                                                   SHARES OF STOCK

         Section 1. All certificates for shares of the capital stock of this Corporation shall be signed by the president or any vice president and be countersigned by the secretary or any assistant secretary, and shall be sealed with the corporate seal, and shall be numbered and registered in the order in which they are issued.

         Section 2. All transfer of shares of stock shall be made only on the books of the Corporation on application of the owner or assignee thereof, or by proper power of attorney, in writing, on surrender of the certificates for such shares; and all surrendered certificates shall be cancelled and filed by the secretary or any assistant secretary.

         Section 3. The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation not inconsistent with the statutes, its articles of incorporation, and its by-laws.

         Section 4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

                                                      ARTICLE X

                                                  LOST CERTIFICATES

         Section  1. The board of  directors  may  direct a new  certificate  or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been destroyed or lost upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and the board of directors, when authorizing such issue of a new certificate or certificates, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct, to indemnify the Corporation against any claim arising from the issue of such new certificate.


                                                     ARTICLE XI

                                              CONVEYANCES AND CONTRACTS

         Section 1. The president, the chairman of the board, or any vice president may with the secretary or any assistant secretary, sign, cause the corporate seal to be affixed thereto when necessary, acknowledge and deliver all conveyances, contracts, deeds, notes, mortgages, satisfactions, leases, assignments, licenses, transfers, powers of attorney, certificates for shares of stock, face amount certificates and all other similar and dissimilar instruments. The board of directors may by resolution authorize any person or any officer or officers alone or with another officer or officers to sign, cause the corporate seal to be affixed thereto when necessary, acknowledge and deliver any written instrument, or class of written instruments, for and on behalf of the Corporation.

         Section 2. All checks or demands for money and notes of the Corporation shall be signed by the treasurer, assistant treasurer or such officer or officers or such other person or persons as may from time to time by authorized by the board of directors or by officers designated by the board or directors.


                                   ARTICLE XII

                                 INDEMNIFICATION

         Section 1. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who is or was or has agreed to become a director or officer of the Corporation and who is or was made or threatened to be made a party to, and may, in its discretion, indemnify, any person who is or was or has agreed to become a director or officer and is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving or has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, penalties, costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal thereof; if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The benefits of this Section 1. shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Section.

         Section 2. The board in its discretion may authorize the Corporation to indemnify any person, other than a director or officer, for expenses incurred or other amounts paid in any civil or criminal action, suit or proceeding, to which such person was, or was threatened to be, made a party by reason of the fact that he, his testator or intestate is or was an employee of the Corporation.

         Section 3. The Corporation may indemnify any person to whom the Corporation is permitted by applicable law or these by-laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, Delaware General Corporation Law or any other law or these by-laws or other rights created by (i) a resolution of the shareholder, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Section 3., shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of the shareholder or otherwise.

         Section 4. The right to indemnification conferred by Section 1., and any indemnification extended under Section 3., (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the Corporation and such person, (ii) is intended to be retroactive to events occurring prior to the adoption of this Article XII, Sections 1. through 4., to the fullest extent permitted by applicable law, and (iii) shall continue to exist after the rescission or restrictive modification thereof with respect to events occurring prior thereto.

                                                    ARTICLE XIII

                                                AMENDMENT OF BY-LAWS

         Section 1. These by-laws may be altered at any regular meeting of the stockholders, or at any special meeting of the stockholders, at which a quorum is present or represented, provided notice of the proposed alteration is contained in the notice of such meeting, by the affirmative vote of holders of a majority of the shares issued and outstanding and entitled to vote at such meeting present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting if notice of the proposed alteration be contained in the notice of such special meeting; provided, however, the board shall not make or alter any by-laws fixing its number, qualifications, classifications or term of office.